Exhibit 99.1

LENDINGTREE REPORTS RECORD 4Q & FY 2016 RESULTS

•	Record Revenue of $100.8 million; up 29% over 4Q 2015

•	GAAP Net Income from Continuing Operations of $8.0 million or $0.63 per diluted share

•	Record Variable Marketing Margin of $36.8 million; up 31% over 4Q 2015

•	Record Adjusted EBITDA of $18.9 million; up 58% over 4Q 2015

•	Adjusted Net Income per Share of $0.87

•	Record Revenue from Non-mortgage products of $45.4 million; up 45% over 4Q 2015

CHARLOTTE, NC - February 23, 2017 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter and fiscal year ended December 31, 2016.
"Simply stated, the company's fourth quarter results exceeded our expectations and capped off another terrific year at LendingTree,” said Doug Lebda, Chairman and CEO. “Throughout 2016 our team excelled at managing the business through a multitude of headwinds affecting several of our largest categories. Not only did we deliver outstanding financial results, growing revenue 51% and adjusted EBITDA by 71%, our accomplishments in the fourth quarter and throughout the year are fully aligned with our long-term strategy. We strengthened our foundation and are well-positioned for continued growth as we head into 2017 and beyond. The company is already off to a solid start this year as we're laser-focused on executing against the strategic initiatives laid out in December."

Gabe Dalporto, Chief Financial Officer added, “At our Investor Day in December, we updated you on Q4, established guidance for 2017 and provided longer term goals and targets for LendingTree.  Today, we are pleased to report that we are tracking very well toward all of our goals.  Despite the typical seasonal headwinds in the fourth quarter, we notched record levels of revenue, variable marketing margin and adjusted EBITDA. Our mortgage business returned to sequential revenue growth in the quarter and is behaving as expected as interest rates have risen.  And our acquisition of CompareCards in November gives us the scale to compete and gain market share in the largest category for online comparison shopping in financial services.”

Fourth Quarter 2016 Business Highlights

•	Total loan requests in the quarter of 4.1 million grew 57% compared to fourth quarter 2015

•	Revenue from mortgage products of $55.4 million represents an increase of 18% over fourth quarter 2015 and reflects 4% sequential growth during what is typically a seasonally challenging quarter.

•	Record revenue from non-mortgage products of $45.4 million in the fourth quarter represents an increase of 45% over the fourth quarter 2015 and comprised 45% of total revenue.

•	Including impact from the acquisition of CompareCards on November 16, 2016, revenue from our credit card offerings grew to $16.0 million, an increase of 145% compared to fourth quarter 2015

•	Home equity revenue grew 134% over fourth quarter 2015 and marked its eight consecutive quarter of sequential growth.

•
More than 4.3 million consumers have now signed up for free credit scores and savings alerts through My LendingTree, and the revenue contribution from My LendingTree achieved record levels in the month of January.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	4Q 2016	3Q 2016	% Change	4Q 2015	% Change
Revenue by Product
Mortgage Products (1)	$55.4	$53.5	4%	$46.9	18%
Non-Mortgage Products (2)	45.4	41.1	10%	31.4	45%
Total Revenue	$100.8	$94.6	7%	$78.3	29%
Non-Mortgage % of Total	45%	43%		40%

Income Before Income Taxes	$13.3	$14.0	(5)%	$8.1	64%
Income Tax (Expense) Benefit	$(5.3)	$(6.7)		$24.0
Net Income from Continuing Operations	$8.0	$7.3	10%	$32.1	(75)%
Net Income from Cont. Ops. % of Revenue	8%	8%		41%

Net Income per Share from Cont. Ops.
Basic	$0.68	$0.62	10%	$2.69	(75)%
Diluted	$0.63	$0.57	11%	$2.47	(74)%

Selling and Marketing Expense
Variable Selling & Marketing Expense (3)	$64.1	$58.2	10%	$50.3	27%
Non-variable Selling & Marketing	4.6	4.6	—%	3.9	18%
Selling and Marketing Expense	$68.7	$62.8	9%	$54.2	27%

Variable Marketing Margin (4)	$36.8	$36.3	1%	$28.0	31%
Variable Marketing Margin % of Revenue	36%	38%		36%

Adjusted EBITDA (4)	$18.9	$18.5	2%	$12.0	58%
Adjusted EBITDA % of Revenue (4)	19%	20%		15%

Adjusted Net Income (4)	$11.0	$10.1	9%	$34.9	(68)%

Adjusted Net Income per Share (4)	$0.87	$0.80	9%	$2.69	(68)%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Fourth Quarter 2016 Financial Highlights

•	Record consolidated revenue of $100.8 million represents an increase of $22.5 million, or 29%, over revenue in the fourth quarter 2015.

•	GAAP Net Income from Continuing Operations of $8.0 million, or $0.63 per diluted share.

•	Record Variable Marketing Margin of $36.8 million represents an increase of $8.7 million, or 31%, over fourth quarter 2015.

•	Record Adjusted EBITDA of $18.9 million increased $6.9 million, or 58%, over fourth quarter 2015.

•	Adjusted Net Income per share of $0.87.

Full-Year 2016 Financial Highlights

•	Record consolidated revenue of $384.4 million represents an increase of $130.2 million, or 51%, over revenue in full-year 2015.

•	Net Income from Continuing Operations of $31.2 million, or $2.44 per diluted share.

•	Record Variable Marketing Margin of $141.2 million represents an increase of $46.2 million, or 49%, over full-year 2015.

•	Record Adjusted EBITDA of $69.8 million increased $29.0 million, or 71%, over full-year 2015.

•	Adjusted Net Income per share of $3.34.

Business Outlook - 2017
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for first quarter 2017 and reiterating full-year 2017 guidance, as follows:

For first quarter 2017:

•	Revenue is anticipated to be $122 - $126 million, or 29% - 33% over first quarter 2016.

•	Variable Marketing Margin is anticipated to be in the range of $41 - $43 million.

•	Adjusted EBITDA is anticipated to be in the range of $20.5 - $22.0 million, implying year-over-year growth of 30% - 39%.
For full-year 2017:

•	Revenue is anticipated to be in the range of $500 - $520 million, or 30% - 35% over full-year 2016.

•	Variable Marketing Margin is anticipated to be $175 - $185 million, or 24% - 31% over full-year 2016.

•	Adjusted EBITDA is anticipated to be in the range of $93 - $97 million, or 33% - 39% compared to full-year 2016.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax consequences have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's fourth quarter 2016 financial results will be webcast live today, February 23, 2017 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Thursday, March 2, 2017. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #59575909. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #59575909.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per share amounts)
Revenue	$100,841	$78,341	$384,402	$254,216
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization) (1)	3,435	2,968	13,764	9,370
Selling and marketing expense (1)	68,684	54,234	261,100	172,849
General and administrative expense (1)	10,407	8,694	37,227	30,030
Product development (1)	2,377	3,247	13,761	10,485
Depreciation	1,486	873	4,944	3,008
Amortization of intangibles	980	25	1,243	149
Restructuring and severance	50	—	122	422
Litigation settlements and contingencies	20	52	129	(611)
Total costs and expenses	87,439	70,093	332,290	225,702
Operating income	13,402	8,248	52,112	28,514
Other income (expense), net:
Interest expense, net	(137)	(108)	(561)	(171)
Other income	23	—	23	—
Income before income taxes	13,288	8,140	51,574	28,343
Income tax (expense) benefit	(5,267)	23,941	(20,366)	22,973
Net income from continuing operations	8,021	32,081	31,208	51,316
Loss from discontinued operations	(697)	(31)	(3,714)	(3,269)
Net income and comprehensive income	$7,324	$32,050	$27,494	$48,047

Weighted average shares outstanding:
Basic	11,767	11,926	11,812	11,516
Diluted	12,749	12,972	12,773	12,541
Income per share from continuing operations:
Basic	$0.68	$2.69	$2.64	$4.46
Diluted	$0.63	$2.47	$2.44	$4.09
Loss per share from discontinued operations:
Basic	$(0.06)	$—	$(0.31)	$(0.28)
Diluted	$(0.05)	$—	$(0.29)	$(0.26)
Net income per share:
Basic	$0.62	$2.69	$2.33	$4.17
Diluted	$0.57	$2.47	$2.15	$3.83
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$30	$27	$129	$95
Selling and marketing expense	604	517	2,722	1,597
General and administrative expense	1,188	1,211	4,699	5,120
Product development	415	382	2,097	1,558

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2016	December 31, 2015
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$91,131	$206,975
Restricted cash and cash equivalents	4,089	6,541
Accounts receivable, net	41,872	29,873
Prepaid and other current assets	3,531	2,085
Current assets of discontinued operations	—	110
Total current assets	140,623	245,584
Property and equipment, net	35,462	9,415
Goodwill	56,457	3,632
Intangible assets, net	71,684	10,992
Deferred income tax assets	17,043	20,977
Other non-current assets	810	1,039
Non-current assets of discontinued operations	3,781	4,142
Total assets	$325,860	$295,781

LIABILITIES:
Accounts payable, trade	$5,593	$5,741
Accrued expenses and other current liabilities	49,403	34,885
Current liabilities of discontinued operations	11,711	13,401
Total current liabilities	66,707	54,027
Contingent considerations	23,600	—
Other non-current liabilities	1,685	586
Deferred income tax liabilities	2,433	—
Non-current liabilities of discontinued operations	—	26
Total liabilities	94,425	54,639
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 13,955,378 and 13,865,620 shares issued, respectively, and 11,791,633 and 12,392,093 shares outstanding, respectively	140	139
Additional paid-in capital	1,018,010	1,006,688
Accumulated deficit	(722,630)	(750,124)
Treasury stock 2,163,745 and 1,473,527 shares, respectively	(64,085)	(15,561)
Total shareholders' equity	231,435	241,142
Total liabilities and shareholders' equity	$325,860	$295,781

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of Variable Marketing Margin to net income from continuing operations and Variable Marketing Margin % of revenue to net income from continuing operations % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Variable Marketing Margin	$36,750	$36,322	$28,034	$141,181	$94,993
Variable Marketing Margin % of revenue	36%	38%	36%	37%	37%

Adjustments to reconcile to net income from continuing operations:
Cost of revenue	(3,435)	(3,392)	(2,968)	(13,764)	(9,370)
Non-variable selling and marketing expense (1)	(4,593)	(4,583)	(3,927)	(17,879)	(13,626)
General and administrative expense	(10,407)	(9,008)	(8,694)	(37,227)	(30,030)
Product development	(2,377)	(3,718)	(3,247)	(13,761)	(10,485)
Depreciation	(1,486)	(1,286)	(873)	(4,944)	(3,008)
Amortization of intangibles	(980)	(166)	(25)	(1,243)	(149)
Restructuring and severance	(50)	—	—	(122)	(422)
Litigation settlements and contingencies	(20)	(19)	(52)	(129)	611
Interest expense, net	(137)	(141)	(108)	(561)	(171)
Other income	23	—	—	23	—
Income tax (expense) benefit	(5,267)	(6,729)	23,941	(20,366)	22,973
Net income from continuing operations	$8,021	$7,280	$32,081	$31,208	$51,316
Net income from continuing operations % of revenue	8%	8%	41%	8%	20%

(1)
Defined as the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Below is a reconciliation of adjusted EBITDA and adjusted net income to net income from continuing operations, adjusted EBITDA % of revenue to net income from continuing operations % of revenue and adjusted net income per share to net income per diluted share from continuing operations. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Adjusted EBITDA	$18,910	$18,452	$11,981	$69,819	$40,818
Adjusted EBITDA % of revenue	19%	20%	15%	18%	16%
Adjustments to reconcile to net income (loss) from continuing operations:
Depreciation	(1,486)	(1,286)	(873)	(4,944)	(3,008)
Amortization of intangibles	(980)	(166)	(25)	(1,243)	(149)
Interest expense, net	(137)	(141)	(108)	(561)	(171)
Income tax (expense) benefit	(5,267)	(6,729)	23,941	(20,366)	22,973
Adjusted net income	11,040	10,130	34,916	42,705	60,463

Non-cash compensation	(2,237)	(2,348)	(2,137)	(9,647)	(8,370)
Loss on disposal of assets	(253)	(121)	(646)	(640)	(748)
Estimated settlement for unclaimed property	—	—	—	—	(134)
Acquisition expense	(459)	(362)	—	(959)	(84)
Restructuring and severance	(50)	—	—	(122)	(422)
Litigation settlements and contingencies (1)	(20)	(19)	(52)	(129)	611
Net income from continuing operations	$8,021	$7,280	$32,081	$31,208	$51,316
Net income from continuing operations % of revenue	8%	8%	41%	8%	20%

Adjusted net income per share	$0.87	$0.80	$2.69	$3.34	$4.82
Adjustments to reconcile adjusted net income to net income from continuing operations	$(0.24)	$(0.23)	$(0.22)	$(0.90)	$(0.73)
Adjustments to reconcile effect of dilutive securities	$—	$—	$—	$—	$—
Net income per diluted share from continuing operations	$0.63	$0.57	$2.47	$2.44	$4.09

Adjusted weighted average diluted shares outstanding	12,749	12,742	12,972	12,773	12,541
Effect of dilutive securities	—	—	—	—	—
Weighted average diluted shares outstanding	12,749	12,742	12,972	12,773	12,541
Effect of dilutive securities	982	988	1,046	961	1,025
Weighted average basic shares outstanding	11,767	11,754	11,926	11,812	11,516

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measure the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated. LendingTree believes that investors should have access to the same set of tools that it uses in analyzing its results. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share.

Adjusted net income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, restructuring and severance, litigation settlements, contingencies and legal fees for certain patent litigation, and acquisition and disposition income or expenses including with respect to fair value of contingent consideration, and one time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items except for an estimated settlement for unclaimed property in 2015.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2015, in our quarterly report on Form 10-Q for the period ended September 30, 2016 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 450 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208